                                                                   Exhibit 23.13



                                                                          [LOGO]
                                                                        ANDERSEN







Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed on February 5, 2002 as amended by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 18, 2001 relating to the financial statements of Mineracao Rio do Norte, translated into US Dollars, for the years ended December 31, 2000 and 1999 prepared in conformity with generally accepted principles in the United States, which appears in such Registration Statement.




/s/ ARTHUR ANDERSEN S/C



Rio de Janeiro, Brazil
February 25, 2002

                                                                 [Andersen LOGO]




Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 17, 2000 relating to the financial statements of Mineracao Rio do Norte, translated into US Dollars, for the years ended December 31, 1999 and 1998 which appears in such Registration Statement.



/s/ ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil, February 25, 2002